UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2015

INGREDION INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749
(Address of Principal Executive Offices)	(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Mr. Ricardo de Abreu Souza, Senior Vice President and President, South America Ingredient Solutions, was scheduled to retire from Ingredion Incorporated (the “Company”) on September 30, 2015, his 65th birthday, in accordance with policy established by the Board of Directors of the Company (the “Board”). On September 17, 2015, the Board determined that, in order to provide for an orderly transition to his successor, Mr. Souza should not be required to retire upon attaining age 65 and that he should not be required to retire until a date established at the discretion of the Company’s Chief Executive Officer to be not later than his attaining age 65 and one half. On September 25, 2015, Mr. de Abreu Souza advised the Company that he is prepared to continue in his current position for up to six months after attaining age 65 in order to provide for an orderly transition to his successor and that he intends to retire effective February 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGREDION INCORPORATED

Date: September 25, 2015	By:	/s/ Jack C. Fortnum
Jack C. Fortnum
Executive Vice President and Chief Financial Officer

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